EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-141049 and 2-76939 of Smith International, Inc., on Form S‑8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of Smith International, Inc. 401(k) Retirement Plan for the year ended December 31, 2006.
DELOITTE & TOUCHE LLP
Houston, Texas
June 28, 2007

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